Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the X-Rite, Incorporated Amended and Restated Employee Stock Purchase Plan of our report dated January 29, 2004, with respect to the fiscal 2003 consolidated financial statements and schedule of X-Rite, Incorporated and subsidiaries included in its Annual Report (Form 10-K) for the year ended January 3, 2004, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Grand Rapids, Michigan

June 30, 2004